UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2012, Myrexis, Inc. (“Myrexis”) announced a new executive management team, appointing Richard B. Brewer as President and Chief Executive Officer and as a member of the Board of Directors and David W. Gryska as Chief Operating Officer and as a member of the Board of Directors. Robert J. Lollini has stepped down as President and Chief Executive Officer, each as further detailed below.

(b)

On May 7, 2012, Robert J. Lollini agreed to resign as the President and Chief Executive Officer of Myrexis, effective May 11, 2012. Mr. Lollini will continue as a member of Myrexis’ Board of Directors for a transitional period through November 15, 2012, at which time he has agreed to resign as a director. Mr. Lollini will receive no additional compensation for his continued service as a director.

In connection with Mr. Lollini’s termination of employment, Myrexis entered into a Separation and Consulting Agreement with Mr. Lollini on May 11, 2012 (the “Separation Agreement”). Pursuant to the terms and conditions of the Separation Agreement, Mr. Lollini (a) will receive the amounts and benefits to which he is entitled pursuant to the terms of his Executive Severance and Change in Control Agreement, dated February 1, 2010, as amended on September 9, 2011, with Myrexis in connection with a termination without “Cause” (as defined therein); (b) has agreed to resign as a director of Myrexis as of November 15, 2012 (the “Board Resignation Date”); and (c) in consideration for Mr. Lollini’s agreement to provide consulting services to Myrexis for a transitional period as described below, Mr. Lollini is receiving (i) continued vesting of his outstanding stock options and restricted stock units until the Board Resignation Date, (ii) the vesting on the Board Resignation Date of options to purchase 75,000 shares of Myrexis common stock that would not otherwise have vested by its terms, and (iii) the extension of the expiration date of all of his vested stock options until November 15, 2013. To assist with an orderly transition, Mr. Lollini has agreed to provide consulting services to Myrexis for up to 20 hours per week until the Board Resignation Date.

In addition, the Separation Agreement contains Mr. Lollini’s general release of any claims against Myrexis, and Mr. Lollini’s agreement that the non-disclosure, intellectual property assignment, non-competition (as modified by the Separation Agreement) and non-solicitation provisions set forth in his employment agreement with Myrexis, dated July 1, 2009, will continue to apply in accordance with their terms.

The foregoing is a summary description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

(c), (d)

Increase in Size of the Myrexis Board of Directors

On May 10, 2012, Myrexis’ Board of Directors voted to increase the size of the Board of Directors from seven to nine members, effective May 11, 2012.

Appointment of Richard B. Brewer as President and Chief Executive Officer and a member of the Board of Directors

On May 10, 2012, Myrexis’ Board of Directors appointed Richard B. Brewer as President and Chief Executive Officer, effective May 11, 2012. In addition, effective May 11, 2012, Myrexis’ Board of Directors appointed Mr. Brewer as a Class II director to fill one of the vacancies created by the increase in size of Myrexis’ Board of Directors and to serve in accordance with the Bylaws of Myrexis until the 2014 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified.

Mr. Brewer, age 61, is the founding partner of Crest Asset Management, a management advisory and investment firm, a position he has held since January 2003. He has been the Executive Chairman at Nile Therapeutics, Inc. since July 2010, and has served as a director of Dendreon Corporation since February 2004, and was Chairman of Dendreon’s Board of Directors from June 2004 to January 2012. In addition, since 2009, Mr. Brewer has served as the Chairman of the Board of Directors of Arca Biopharma, Inc. and served as its President and Chief Executive Officer from 2006 to 2009. From September 1998 until February 2004, Mr. Brewer served as Chief Executive Officer and President of Scios Inc. Mr. Brewer serves as a director of SRI International, an independent, non-profit research group. He is an advisory board member at the Kellogg Graduate School of Management Center for Biotechnology at Northwestern University. Mr. Brewer holds a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

Appointment of David W. Gryska as Chief Operating Officer and a member of the Board of Directors

On May 10, 2012, Myrexis’ Board of Directors appointed David W. Gryska as Chief Operating Officer, effective May 11, 2012. In addition, effective May 11, 2012, Myrexis’ Board of Directors appointed Mr. Gryska as a Class I director to fill one of the vacancies created by the increase in size of Myrexis’ Board of Directors and to serve in accordance with the Bylaws of Myrexis until the 2013 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified.

Mr. Gryska, age 56, served as Senior Vice President and Chief Financial Officer of Celgene Corporation from December 2006 to October 2010. Previously, from October 2004 to December 2006, he was a principal at Strategic Consulting Group, where he provided strategic consulting to early-stage biotechnology companies. From 1998 to 2004, Mr. Gryska was Senior Vice President and Chief Financial Officer at Scios, Inc. Previously, Mr. Gryska served as a partner at Ernst & Young. During his eleven years at Ernst & Young, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska also serves on the Board of Directors of Seattle Genetics, Inc. and Hyperion Therapeutics, Inc. He holds a B.A. in accounting and finance from Loyola University and an M.B.A. from Golden Gate University.

Agreements with Richard B. Brewer and David W. Gryska

In connection with the appointments of Mr. Brewer and Mr. Gryska, Myrexis entered into employment agreements with each of Mr. Brewer and Mr. Gryska, dated May 9, 2012, and effective May 11, 2012 (each, an “Employment Agreement” and together, the “Employment Agreements”), pursuant to which Mr. Brewer and Mr. Gryska will be employed on an at-will basis with no specified terms of employment.

Mr. Brewer’s initial salary is $575,000 per year and Mr. Gryska’s initial salary is $400,000 per year. Neither Mr. Brewer nor Mr. Gryska is entitled to any severance payments. In addition, unless and until the achievement of the First Price Increase (as defined and discussed below), Mr. Brewer and Mr. Gryska are not entitled to any bonus or salary increase.

As incentive compensation to align their interests with those of Myrexis’ stockholders, on May 11, 2012, Mr. Brewer and Mr. Gryska were each granted restricted stock units (“RSUs”) under Myrexis’ 2009 Employee, Director and Consultant Equity Incentive Plan, representing a contingent entitlement to receive 1,069,615 shares of Myrexis common stock, pursuant to a Restricted Stock Unit Award Agreement with Myrexis (the “RSU Agreement”). Pursuant to the terms of the RSU Agreement, provided Myrexis has completed an “Acquisition” (as defined in the RSU Agreement) on or before May 11, 2013, which date may be extended for up to two 90-day extensions in the sole discretion of the Board if it believes significant progress has been made toward achieving an Acquisition, the shares underlying the RSUs will commence vesting as described below upon the achievement of the following performance-based criteria:

•

If the fair market value of Myrexis common stock during any five trading days within a 30-trading day period is equal to or exceeds twice the average closing price of the common stock on the NASDAQ Global Market over the 10 trading day period ending on May 10, 2012 (the “First Price Increase”), then the performance milestone with respect to 75% of the shares underlying the RSUs will have been achieved and vesting will commence as hereinafter described. On the day following the First Price Increase, half of the shares underlying the RSUs that have been earned upon achievement of the First Price Increase will immediately vest and the remaining half will vest quarterly over a 24-month period thereafter, provided the executive is still employed by Myrexis or an affiliate on each applicable vesting date.

•

If the fair market value of Myrexis common stock during any five trading days within a 30-trading day period is equal to or exceeds three times the average closing price of the common stock on the NASDAQ Global Market over the 10 trading day period ending on May 10, 2012 (the “Second Price Increase”), then the performance milestone with respect to 25% of the shares underlying the RSUs will have been achieved and vesting will commence as hereinafter described. On the day following the Second Price Increase, half of the shares underlying the RSUs that have been earned upon achievement of the Second Price Increase will immediately vest and the remaining half will vest quarterly over a 24-month period thereafter, provided the executive is still employed by Myrexis or an affiliate on each applicable vesting date. In addition, in the event of a sale of Myrexis prior to the Second Price Increase, the Board may in its sole discretion waive the requirement to achieve the Second Price Increase and deem the shares underlying the RSUs to be earned and commence time-based vesting as of the date of the closing of a sale of Myrexis.

If the applicable performance milestone described above has been achieved, the vesting of the unvested portion of the shares underlying the earned RSUs will accelerate in full upon the occurrence of any of the following events:

(i) the executive’s employment is terminated without cause, or upon his death or disability while employed;

(ii) a change of control of Myrexis that is not an Acquisition if the acquirer or the ultimate parent of the acquirer has a market capitalization of at least five times Myrexis at the time of the transaction (a “Major Sale”); or

(iii) the termination of the executive’s employment for good reason after a change of control that is not a Major Sale or an Acquisition.

If (1) no Acquisition has occurred by May 11, 2013 (as extended as described above), or (2) the executive is no longer an employee of Myrexis or an affiliate for any reason prior to the First Price Increase, the RSU Agreement will terminate and no shares of common stock will be issued.

Following achievement of the First Price Increase, the Board has agreed to increase Mr. Brewer’s and Mr. Gryska’s respective salary, if necessary, to such amount that equals the 75th percentile of the base salaries paid to the highest level executive officer and second highest level executive officer, respectively, in Myrexis’ then applicable peer group, and to establish an annual performance-based bonus plan that will allow for each of Mr. Brewer and Mr. Gryska to earn a bonus with a target payment to be calculated based on a percentage of salary that is considered to be appropriate for their officer position in relation to companies in Myrexis’ then applicable peer group. Following the establishment of such bonus plan, payments pursuant thereto would be made based on achievement of performance objectives as determined by the Board of Directors.

The Employment Agreements provide for the respective appointments of Mr. Brewer and Mr. Gryska to the Board of Directors and the respective agreements of each to resign as a director upon the termination of his employment with Myrexis for any reason, if requested by the Board.

The Employment Agreements also contain confidentiality, non-competition, and non-solicitation provisions effective during the term of employment and for certain specified periods thereafter.

The foregoing is a summary description of the terms and conditions of the Employment Agreements and the RSU Agreements and is qualified in its entirety by reference to the Employment Agreement with Mr. Brewer, the Employment Agreement with Mr. Gryska, and the form of RSU Agreement entered into with each of Mr. Brewer and Mr. Gryska, copies of which are filed as Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

(e)

The disclosure provided under Item 5.02(b), (c) and (d) above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 11, 2012, Myrexis issued a press release announcing the management changes described above. This press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Item 7.01 of this Current Report on Form 8-K, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such Section 18, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation and Consulting Agreement by and between Myrexis, Inc. and Robert J. Lollini, dated May 11, 2012.

10.2	Employment Agreement by and between Myrexis, Inc. and Richard B. Brewer, dated May 9, 2012.

10.3	Employment Agreement by and between Myrexis, Inc. and David W. Gryska, dated May 9, 2012.

10.4	Form of Restricted Stock Unit Award Agreement entered into with each of Richard B. Brewer and David W. Gryska on May 11, 2012.

99.1	Press Release dated May 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: May 11, 2012	/s/ Andrea Kendell
Andrea Kendell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Consulting Agreement by and between Myrexis, Inc. and Robert J. Lollini, dated May 11, 2012.

10.2	Employment Agreement by and between Myrexis, Inc. and Richard B. Brewer, dated May 9, 2012.

10.3	Employment Agreement by and between Myrexis, Inc. and David W. Gryska, dated May 9, 2012.

10.4	Form of Restricted Stock Unit Award Agreement entered into with each of Richard B. Brewer and David W. Gryska on May 11, 2012.

99.1	Press Release dated May 11, 2012.